Exhibit 99.2

FOR IMMEDIATE RELEASE

MONEX COMPLETES ACQUISITION OF TRADESTATION

Tokyo, Japan and Plantation, Florida, June 10, 2011 – Monex Group, Inc. (Tokyo Stock Exchange: 8698) (“Monex”) and TradeStation Group, Inc. (NASDAQ GS: TRAD) (“TradeStation”) today announced the successful completion of Monex’s acquisition of TradeStation for approximately $402 million through a cash tender offer followed by a short-form merger of Monex’s wholly-owned subsidiary in the United States, Felix 2011 Acquisition Sub, Inc., with and into TradeStation. As a result of the acquisition, TradeStation became a wholly-owned subsidiary of Monex.

At the effective time of the merger, shares of TradeStation common stock held by the remaining TradeStation shareholders who did not tender their shares in the tender offer (other than those who properly exercise appraisal rights) were cancelled and converted into the right to receive the same $9.75 per share price, without interest and subject to any required withholding taxes, that was paid in the tender offer. As a result of the merger, TradeStation shares will be delisted and cease to trade on the NASDAQ Global Select Market. TradeStation shareholders who did not tender their shares in the tender offer will receive relevant information in the mail on how to receive payment for their shares in connection with the merger.

About Monex Group Inc.

Monex Group Inc. (Tokyo Stock Exchange 1st section: 8698), including its main subsidiary Monex Inc. (Tokyo, Oki Matsumoto, Chairman and CEO), an online securities brokerage, provides advanced and unique financial services to individual investors. Monex Group has been a pioneer among Japanese online securities brokers since the complete liberalization of commissions and fees in stock brokerages in 1999. Monex relentlessly strives to offer its customers in Japan innovative products and services and has established its reputation as a unique independent financial institution group. Its services cover M&A advisory, debt & equity underwriting, asset management focusing on alternative investments, investment education, and other investment banking functions along with an online distribution network to more than 1.2 million individual investors in Japan.

Monex Group aims to globalize its customer base and businesses in addition to enhancing its global product line and services. Specifically, in recent years, Monex has embarked on an ambitious plan to strengthen its products and services globally by focusing its expansion efforts to date on the growing Chinese market, by opening representative offices in Beijing and acquiring BOOM Securities (HK) Limited and its group companies in Hong Kong. As a core element in the further expansion and global diversification of its businesses, it has been seeking opportunities to expand into the U.S. market, which it saw as the missing pillar in achieving a truly global platform. The acquisition of TradeStation is expected to provide Monex with an immediate expansion and strong commercial presence in the U.S. online brokerage market.

About TradeStation Group, Inc.

TradeStation Group, Inc. (NASDAQ GS: TRAD), through its brokerage subsidiaries, offers the TradeStation platform to the active trader and certain institutional trader markets. TradeStation is an electronic trading platform that offers state-of-the-art electronic order placement and execution and enables clients to scan the markets and design, test, optimize, monitor and automate their own custom Equities, Options, Futures and Forex trading strategies.

TradeStation Securities, Inc. (Member NYSE, FINRA, SIPC, DTCC, OCC & NFA) is a self-clearing, licensed securities broker-dealer and a registered futures commission merchant, and also a member of numerous major exchanges. Its TradeStation Prime Services division, based in New York, seeks to provide prime brokerage services, including securities lending, to small and mid-sized hedge funds and other firms. TradeStation Forex, Inc. (Member NFA) is a Retail Foreign Exchange Dealer (RFED) which offers foreign currency (forex) accounts under what is commonly referred to as the “agency broker model.” The London-based subsidiary, TradeStation Europe Limited, an FSA-authorized brokerage firm, introduces UK and other European accounts to TradeStation Securities and TradeStation Forex. TradeStation’s technology subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services and owns TradeStation’s intellectual property.

Forward Looking Statements

This press release contains statements that are forward-looking and are subject to risks and uncertainties that could cause actual results to materially differ from those described. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements and information regarding the intent, belief or current expectation of Monex, TradeStation and members of their respective senior management teams. All forward-looking statements are based largely on current expectations and beliefs concerning future events, approvals and transactions that are subject to substantial risks and uncertainties. Factors that may cause or contribute to the actual results or outcomes being different from those contemplated by forward-looking statements include: the effects of disruption from the proposed transactions making it more difficult to maintain relationships with employees, customers and/or other business relationships; other business effects, including the effects of industry, regulatory, economic and/or market conditions that are outside of Monex’s or TradeStation’s control; unexpected transaction costs and actual or contingent liabilities; and other risks and uncertainties discussed in documents filed by TradeStation with the SEC, including, but not limited to, TradeStation’s Annual Report on Form 10-K filed with the SEC on March 11, 2011, TradeStation’s Annual Report, as amended, on Form 10-K/A for the fiscal year ended December 31, 2010 containing Part III information, filed with the SEC on April 29, 2011 and the Tender Offer Statement on Schedule TO and Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC in connection with the tender offer. Neither Monex nor TradeStation undertakes any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.

Contact for Monex

Takashi Oyagi

Chief Strategic Officer

Monex Group, Inc.

+81-3-6212-3750

Contact for TradeStation

David H. Fleischman

Chief Financial Officer

TradeStation Group, Inc.

954-652-7000

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